Exhibit 10.8

Guarantee Contract entered by and between Xuchun Wang and Shenzhen Development Bank Jinan Branch, dated April 12, 2012, for a maximum of RMB 15 million

Maximum Guarantee Contract

Shenzhen Development Bank, July 2009 version

Special Notice:

In order to protect your legal rights, please read below notices carefully before you sign it:

1.	All the information you provide is accurate, complete, legal and effective, there is no false, misleading, statement and material omission;

2.	You have read all the terms, especially the highlighted ones, and fully understand its meaning and its legal implication;

3.	Before you sign the contract, you have the rights to request to change the terms. After the contract becomes effective, you have to exercise your rights and fulfill your obligation according to the contract;

4.	If there is any change on your address, phone, business scope, and legal representative, you are required to notify us within 10 days;

5.	If you have any question regarding this contract, you can consult with our bank.

Contract number: Shen Fa Ji Feng ErBaoZhi 20120412004-3

Party A: Shenzhen Development Bank Jinan Branch

Authorized person: Feng Liu Title: Head of the branch

Party B: Xuchun Wang

ID: 370323197302041537

To ensure the performance of Shandong Xiangrui Pharmacy Co., Ltd (refer as borrower afterwards)’s obligations and the effectuation of the borrower’s rights under the Loan Agreement (Shen Fa Ji Feng ErBaoZhi 201204120043) entered between and by Shenzhen Development Bank Jinan Branch and Shandong Xiangrui Pharmacy Co., Ltd, Party B is willing to offer his warranty as guarantee for the borrower.

1. Scope of the Guarantee

The guarantee scope under this contract is up to 15 million RMB liabilities out of the total credit of 100 million RMB by the credit contract number Shen Fa Ji Feng ZongZhi 20120412004. The liabilities include the principal, interest, default interest, and expense related to collect the liabilities.

2. Term (period) of the guarantee

The term of the guarantee is two years after the expiration of the debt. Each credit authorization is a separate term. If there is extension on the term, the guarantee term is two years after the expiration of the extended period.

3. Transfer of the loan to others

During the guarantee period, if Party A transfers the loan rights to other party, party B agree to continue to guarantee the loan under the original terms.

4. Others

Both parties agree to delete the first item under the second section of the penalty terms of this contract stating expenses related to background check, investigation, and notary.

5. This contract has 3 copies. Party A, Party B, and borrower hold one copy each.

6. This contract is not required to be notarized.

7. Guarantee Liabilities

Party B will guarantee all the debt under the contract, includes the principal, interest, default interest, and expense related to collect the liabilities. When the borrower defaulted on the loan, Party A can go after the borrower or Party B directly, Party A can collect money from Party B’s bank account directly, even the borrower provided collateral and Party A is not required to go through the collateral first.

8. This guarantee is an independent guarantee by itself, not affected by other guarantee contract.

9. This guarantee is irrevocable, not impacted by the other contract the borrower signed, or the borrower goes bankrupt, unable to pay, or revoked of business license.

10. Guarantee events and guarantee obligations

1. Guarantee events

Any of the below event happens, it’s considered as guarantee event:

1.	Party B breach the terms of this contract, or Party B clearly expresses that he or she will not fulfill the obligations under this guarantee contract;

2.	The information Party B provided to Party A is inaccurate, incomplete, false, misleading or has material omission;

3.	Party B hide important information and not cooperate with Party A’s background check or inspection;

4.	Party B give away its assets for free or sell its assets at unreasonable low price, or other transfer of assets to avoid obligations;

5.	Party B was sued by Party A or other third party with similar guarantee contract;

6.	Guarantee is invalid or revoked;

7.	When the loan expires, Party A was not fully paid off.

8.	Party B intentionally evade the obligation through related party transactions;

9.	If Party B is a company (not applicable here);

10.	If Party B is an individual:

a.	Party B lose the capability to work, lost the job, move of location, or other business changes that Party A believes Party B cannot fulfill the obligations;

b.	Party B was charged with criminal offense or restricted by law enforcement in other ways, Party A believes Party B cannot fulfill the obligations;

c.	The heir of Party B refuse to assume the obligation after accept or refuse the rights of heirship;

11.	Other events Party A believes Party B cannot fulfill the obligations.

2. Guarantee obligations

Any of the above mentioned guarantee event happens, Party A can take following any one or many actions together:

1.	Request Party B to assume or deduct from Party’s B’s bank account all the unpaid debt, including principal, interest, penalty interest and expense related to collect the debt.

2.	Request Party B to provide Party A additional collateral;

3.	Request Party B to pay Party A all the losses;

4.	Request the any third party who owe money to Party B to pay directly to Party A according to the legal procedure, Party B should cooperate and bear all the expense related to this;

5.	Request the court to void any actions by Party B, such as give up the rights to collect the debt, transfer the assets at unreasonably low price;

6.	Other legal remedies by Party A according to the law.

11. For whatever reason, one of the terms under the main loan contract become ineffective, Party A still has the rights to collect the debt from the borrower. In above situation, this guarantee contract is not affected and Party B still assumes the guarantee obligations.

12.	Party B promises:

a.	Party B has legal rights to sign and fulfill the contract;

b.	If Party B is a company, it has valid business license;

c.	All the information Party B provided to Party A is accurate, complete, legal, and effective, there is no false, misleading, or material omission;

d.	Party B will fulfill its obligation in good faith;

e.	If there is any change of Party’s B’s address, phone, employment, Party B will notify Party A within 10 days;

f.	Party B has read carefully and fully understands all the terms under this guarantee contract.

13.	Amendment of the contract

a.	If both parties agree, the contract can be amended in written;

b.	When the main loan contract is amended, Party A should get the permission from Party B. however, if the amendment of the loan contract lowered the liability of the borrower, Party A does not need to get the permission from Party B;

14.	During the period of this contract, any breach of this contract or delays of exercise its rights by Party A does not mean Party A give up its rights;

15.	Disputes resolutions:

a.	This contract is signed according to the laws of the People Republic of China, it will apply the laws of the People Republic of China;

b.	It also follows the disputes resolution terms under the main debt contract.

16.	The contract becomes effective once it is signed by both parties.

Party A:

Signed by: Representative: Liu Feng

Date: April 12, 2012

Party B:

Xuchun Wang

Date: April 12, 2012

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